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                     ALLENERGY MARKETING COMPANY, LLC
                       Consolidated Income Statement
                        Period Ended March 31, 1998
      (expressed in millions, rounded to hundred thousands of dollars)
                    (Unaudited, subject to adjustment)

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                                                          Quarter
                                                          -------
Revenues                                                          $ 35.8
                                                                  ------
Operating expenses
   Cost of sales                                                    37.1
   Selling, general and administrative                               5.1
   Consulting                                                        0.8
   Other                                                             0.2
                                                                  ------
     Total operating expenses                                       43.2
                                                                  ------
Net loss                                                          $ (7.4)
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